UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 27, 2025

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Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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Nevada	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 W Washington St UNIT 213, Tempe, AZ 85288

(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2025, Anand J. Buch, Chief Strategy Officer of Crexendo, Inc. (the “Company”), notified the Company of his intention to resign from his position as Chief Strategy Officer effective December 31, 2025.

Mr. Buch’s decision to resign was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. Following the effective date of his resignation, Mr. Buch has agreed to remain with the Company on a part-time basis, focusing primarily on licensee engagement and serving as a strategic advisor to the Chief Executive Officer. The specific terms of his future part-time role have not yet been determined, and the Company does not expect to enter into a formal employment agreement in connection with this arrangement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2025

Crexendo, Inc.

By:	/s/ RONALD VINCENT
Ronald Vincent
Chief Financial Officer

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